EXHIBIT 24

Running Wind, LLC
LIMITED POWER OF ATTORNEY

       Know all by these presents, that Running Wind, LLC, a Tennessee limited liability company (the "Company") (which possesses a CIK number of 0001803869), through Allen D. Berry, III, the Manager Member of the Company, hereby makes, constitutes and appoints each of William Bettis and Benjamin W. Roberson, each acting individually, as the Company's true and lawful authorized individual (each an "Authorized Individual"), with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the Company, to:

	(i)	to update the Company's passphrase and Edgar Access Codes and submit to the U.S. Securities and Exchange Commission (the "SEC") any documents necessary or appropriate to obtain the Company's updated passphrase and Edgar Access Codes enabling the Company to make electronic filings with the SEC required by the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act") or the Securities Act of 1933 and the rules thereunder ("Securities Act");

	(ii)	prepare, execute, acknowledge, deliver and file for and on
behalf of the Company (a) Forms 3, 4 and 5 (including amendments thereto), if applicable, in accordance with Section 16(a) of the Exchange Act, (b) Form 144 (including amendments thereto), if applicable, in accordance with Rule 144 of the Securities Act, and (c) Schedule 13D or Schedule 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act (collectively, "Securities Filings"); and

	(iii)	do and perform any and all acts for and on behalf of
the Company that may be necessary or desirable to complete and execute any such Securities Filings and file such Securities Filings with the SEC, any stock exchange, self-regulatory association, or any other authority; and

	The Company acknowledges that:

	(i)	this Limited Power of Attorney authorizes, but does
not require, each Authorized Individual to act in his or her discretion on information provided to such Authorized Individual without independent verification of such information;

	(ii)	any documents prepared and/or executed by any such
Authorized Individual on behalf of the Company pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such Authorized Individual, in his or her discretion, deems necessary or desirable;

	(iii)	the Authorized Individuals do not assume (i) any
liability for the Company's responsibility to comply with the requirement of the Exchange Act and the Securities Act, or (ii) any liability of the Company for any failure to comply with such requirements; and

	(iv)	this Limited Power of Attorney does not relieve
the Company from responsibility for compliance with the Company's obligations under the Exchange Act and Securities Act.

       The Company hereby grants to each such Authorized Individual full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Authorized Individual, or such Authorized Individual's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

       This Limited Power of Attorney shall remain in full force and effect until revoked by the Company in a signed writing delivered to each such Authorized Individual.


       IN WITNESS WHEREOF, the Company has executed this Limited
Power of Attorney on the date indicated below.

Running Wind, LLC,
a Tennessee limited liability company


By: /s/ Allen D. Berry, III, Managing Member
Date: 	February 13, 2023



State of Tennessee

County of Shelby

Personally appeared before me, the undersigned authority in and for the said county and state, on this 13th day of February, 2023, within my jurisdiction, the within named Allen D. Berry, III, in his capacity as the Managing Member of Running Wind, LLC, a Tennessee limited liability company, who acknowledged that he executed the above and foregoing document.


[SEAL]

Notary Public: /s/ Donna M. Fredette
My Commission Expires: March 18, 2025